FOLEY & LARDNER

                               ATTORNEYS AT LAW

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EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
wevers@foleylaw.com                                                  069053-0104


                            September 28, 2001



Mr. Gary Starr
ZAP
117 Morris Street
Sebastopol, CA  95472

         Re:      ZAP Form SB-2 Registration Statement

Dear Mr. Starr:

          This law firm consents to the incorporation of its name and its opinion letter regarding the legality of the securities being cleared for registration with the Securities and Exchange Commission into the Form SB-2 Registration Statement filed on September 28, 2001.

                                           Sincerely,



                                           FOLEY & LARDNER


                                                 /s/ William D. Evers

                                           By:   William D. Evers, Partner